                                                                   Exhibit (h.1)

                           ADMINISTRATION AGREEMENT


     AGREEMENT made as of April 25, 2000 by and between iShares TRUST, a business trust established under the laws of the state of Delaware (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of the separate series listed on Appendix A hereto (as such Appendix A may be amended from time
                 ----------                 ----------
to time) (each an "Index Series" and collectively, the "Index Series");

     WHEREAS, common shares of each Index Series will be listed on a registered securities exchange; and

     WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.   Appointment.   The Fund hereby appoints the Bank to act as
          -----------
Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2.   Delivery of Documents.   The Fund  has furnished the Bank with copies
          ---------------------
properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

          (b) The Fund's incorporating documents filed with the state of Delaware on [date] and all amendments thereto (the "Articles");

          (c)  The Fund's by-laws and all amendments thereto (the "By-Laws");

          (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

          (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          The Fund will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will promptly notify the Bank of any matter which would materially affect the performance by the Bank of its services under this Agreement.

     3.   Duties of Administrator.
          -----------------------

          (a) Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will conduct various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Fund hereby represents that the sale of
             ----------
Fund shares are not subject to Blue Sky laws and the Bank shall not be responsible for any registration, tracking or other functions related to the Blue Sky laws of any state. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B
                                                                      ----------
executed by both parties.  At such time, the fee schedule included in Appendix C
                                                                      ----------
hereto shall be appropriately amended.

          (b) In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any losses resulting from the exercise of such discretion or investment choices.

          (c) (i) The Bank shall, during the period that this Agreement remains in effect, (x) maintain an Errors & Omissions policy of at least $ million, which policy will insure against all claims sustained by any party (including the Fund) as a result of any actual or alleged wrongful act, error or omission in the Bank's rendering of or failure to render services in accordance with the terms set forth in the Bank's agreements with its clients, and (y) maintain a separate Errors & Omissions policy of at least $ million, which policy will insure against claims sustained solely by the Fund as a result of any actual or alleged wrongful act, error or omission in the Bank's rendering of or failure to render services in accordance with the terms set forth in this Agreement.

               (ii) Upon the Fund's written request, the policy referred to in
clause (c)(i)(y) above will be expanded to $   million when the Fund's total
assets reach $   billion.  The Fund will reimburse (or cause its agent to
reimburse) the Bank in advance for the cost of the policy referred to in clause
(c)(i)(y) above.  When the policy is expanded to $   million, the Fund will
reimburse (or cause its agent to reimburse) the Bank in advance for the total cost of such expanded policy.

     4.   Proper Instructions.  Proper Instructions shall mean (i) instructions
          -------------------
given by an Authorized Person (which shall include the Fund's Distributor), such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. Proper Instructions shall include communication effected directly between electro-mechanical or electronic devices, including information transmitted by the Fund's Distributor. The Fund hereby authorizes such use of electro-mechanical or electronic communication and the Fund and the Bank will agree as to procedures which shall afford adequate safeguards for the Fund's assets.

     5.   Fees and Expenses.
          -----------------

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix C
                                                                    ----------
hereto. Such fees do not include out-of-pocket expenses incurred by the Bank in connection with the performance of its obligations hereunder (as delineated on Appendix C hereto) for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Fund.

     6.   Limitation of Liability.
          -----------------------

     6.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including reasonable legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim to the extent such Claim results from the material breach of this Agreement by or negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party.

     6.2 The Bank shall indemnify and hold the Fund, its Board of Trustees, officers and employees and its agents harmless from and against any and all Claims to the extent any such Claim arises out of the negligent acts or omissions, bad faith, willful misconduct or material breach of this Agreement by the Bank, its officers, directors or employees or any of its agents or subcustodians in connection with the activities undertaken pursuant to this Agreement, provided that the Bank's indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to the Bank.

    6.3 Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

     6.4 Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from (i) any acts of God, fires, floods, or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, or insurrection, and (ii) other happenings or events beyond the reasonable control or anticipation of the party effected, provided that (A) the effected party has in place appropriate business resumption procedures, systems and facilities and (B) the effected party uses its best efforts to avoid or remove the cause of such losses.

     6.5 In performing its duties hereunder, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund.

     6.6 The Bank may rely upon any Proper Instruction which it reasonably believes to be genuine and to be signed or presented by any Authorized Person. The Bank shall not be held to have notice of any change of authority of any Authorized Person until receipt of appropriate written notice thereof has been received by the Bank from the Fund.

     6.7 in order that the indemnification provisions contained in this Article 14 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

     7.   Termination of Agreement.
          ------------------------

          7.1 The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein.

          (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

          (b) The Fund may terminate this Agreement prior to the expiration of the Initial Term upon ninety days' prior written notice in the event that:

(iii) the Bank's parent, Investors Financial Services Corp. ("IFSC"), fails to maintain a minimum capital level as follows: (i) total stockholders' equity, as set forth in IFSC's most recent annual or quarterly financial
       statements, shall be equal to no less than $   million, and (ii) the sum
       of (x) total stockholders' equity and (y) the outstanding amount of company-obligated, manditorily redeemable, preferred securities, each as set forth in IFSC's most recent annual or quarterly financial statements,
       shall be equal to no less than $   million; or

(iv) the Board of the Fund votes to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund or the Fund's investment adviser.

          7.2 At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8.   Miscellaneous.
          --------------

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To the Fund:

               iShares Trust
               c/o Fund Administration
               Barclays Global Fund Advisers
               45 Fremont Street
               San Francisco, California 94105
               With a copy to: Legal Department

          To the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA 02117-9130
               Attention: Steven Gallant, Director, Client Management With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9.   Confidentiality.  All books, records, information and data pertaining
          ---------------
to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10.  Fund Liability.  The Bank agrees that the obligations assumed by the
          --------------
Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     11.  Several Obligations of the Index Series.  This Agreement is an
          ---------------------------------------
agreement entered into between the Bank and the Fund with respect to each Index Series. With respect to any obligation of the Fund on behalf of any Index Series arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Index Series to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Index Series.

     12.  Use of Name.  A party shall not use the name of the other party or any
          -----------
of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the other party prior thereto in writing; provided however, that such approval shall not be required for any use of its name which merely refers in accurate and factual terms to the Bank's appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no
                                                ----------------
event shall such approval be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                              iShares TRUST


                              By: /s/ Nathan Most
                                  ---------------------------
                              Name: Nathan Most
                              Title: President


                              INVESTORS BANK & TRUST COMPANY


                              By: /s/ Kevin Sheehan
                                  ---------------------------
                              Name: Kevin Sheehan
                              Title: President

                                  Appendices
                                  ----------


          Appendix A....................................  Portfolios

          Appendix B....................................  Services

          Appendix C....................................  Fee Schedule

                              Review and Approval

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.



_________________________________________________________
        ___________________________
Signature of Account Director/Date


__________________________________________________________
        ___________________________
Signature of Authorized Client Representative/   Date

                                  APPENDIX A

                                 LIST OF FUNDS


iShares S&P 500                        iShares Dow Jones U.S. Total Market               iShares Russell 3000
Index Fund                             Index Fund                                        Index Fund

iShares S&P 500/BARRA                  iShares Dow Jones U.S. Basic Materials            iShares Russell 3000 Growth
Growth Index Fund                      Sector Index Fund                                 Index Fund

iShares S&P 500/BARRA                  iShares Dow Jones U.S. Consumer                   iShares Russell 3000 Value
Value Index Fund                       Cyclical Sector Index Fund                        Index  Fund

iShares S&P MidCap 400                 iShares Dow Jones U.S. Consumer Non-Cyclical      iShares Russell 2000
Index Fund                             Sector Index Fund                                 Index Fund

iShares S&P MidCap                     iShares Dow Jones U.S. Energy                     iShares Russell 2000
400/BARRA Growth Index Fund            Sector Index Fund                                 Fund  Growth Index

iShares S&P MidCap                     iShares Dow Jones U.S. Financial                  iShares Russell 2000 Value
400/BARRA Value Index Fund             Sector Index Fund                                 Index Fund

iShares S&P SmallCap 600               iShares Dow Jones U.S. Healthcare                 iShares Russell 1000
Index Fund                             Sector Index Fund                                 Index Fund

iShares S&P SmallCap                   iShares Dow Jones U.S. Industrial                 iShares Russell 1000 Growth
600/BARRA Growth Index Fund            Sector Index Fund                                 Index Fund

iShares S&P SmallCap                   iShares Dow Jones U.S. Technology                 iShares Russell 1000 Value
600/BARRA Value Index Fund             Sector Index Fund                                 Index Fund

iShares S&P Europe 350                 iShares Dow Jones U.S. Telecommunications
Index Fund                             Sector Index Fund

iShares S&P/TSE 60                     iShares Dow Jones U.S. Utilities Sector
Index Fund                             Index Fund

                                       iShares Dow Jones U.S. Chemicals
                                       Index Fund

                                       iShares Dow Jones U.S. Financial Services
                                       Composite Index Fund

                                       iShares Dow Jones U.S. Internet
                                       Index Fund

                                       iShares Dow Jones U.S. Real Estate
                                       Index Fund

                            Investors Bank & Trust
                      Summary of Administration Functions
                   Barclays Global Investors iShares Trust

                                                                                                          Suggested Fund Auditor
Function                                 Investors Bank & Trust             Barclays Global Investors            or Counsel
--------------------------------     ---------------------------------    -----------------------------   -----------------------
  MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
--------------------------------
Monitor portfolio compliance in      Perform tests of certain specific    Continuously monitor            A/C - Provide
accordance with the current          portfolio activity designed from     portfolio activity and Fund     consultation as needed
Prospectus and SAI.                  provisions of the Fund's             operations in conjunction       on compliance issues.
                                     Prospectus and SAI.  Follow-up on    with 1940 Act, Prospectus,
                                     potential violations.                SAI and any other applicable
                                                                          laws and regulations.
                                                                          Monitor testing results and
Frequency:  Daily                                                         approve resolution of
                                                                          compliance issues.

Provide compliance summary package.  Provide a report of compliance       Review report.                  A/C - Provide
                                     testing results.                                                     consultation as needed.
Frequency:  Bi- weekly


Perform asset diversification        Perform asset diversification        Continuously monitor            A - Provide consultation
testing to establish qualification   tests at each tax quarter end.       portfolio activity in           as needed in establishing
as a RIC.                            Follow-up on issues.                 conjunction with IRS            positions to be taken in
                                                                          requirements.  Review test      tax treatment of
                                                                          results and take any            particular issues. Review
                                                                          necessary action.  Approve      quarter end tests on a
Frequency:  Quarterly                                                     tax positions taken.            current basis.

                                                                                                            Suggested Fund Auditor
Function                                      Investors Bank & Trust          Barclays Global Investors            or Counsel
------------------------------------    ---------------------------------   -----------------------------  ------------------------
  MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
------------------------------------
Perform qualifying income testing to    Perform qualifying income testing   Continuously monitor           A- Consult as needed on
establish qualification as a RIC.       (on book basis income, unless       portfolio activity in          tax accounting positions
                                        material differences are            conjunction with IRS           to be taken.  Review in
                                        anticipated) on quarterly basis     requirements.  Review test     conjunction with year-end
                                        and as may otherwise be             results and take any           audit.
Frequency:  Quarterly                   necessary.   Follow-up on issues.   necessary action.  Approve
                                                                            tax positions taken.

Prepare the Fund's annual expense       Prepare preliminary expense         Provide asset level
budget.  Establish daily accruals.      budget.  Notify fund accounting     projections and vendor fee
                                        of new accrual rates.               information.   Approve
Frequency:  Annually                                                        expense budget.

Monitor the Fund's expense budget.      Monitor actual expenses updating    Provide asset level            C/A - Provide
                                        budgets/ expense accruals.          projections quarterly.         consultation as
                                                                            Provide vendor information     requested.
                                                                            as necessary.  Review
                                                                            expense analysis and approve
                                                                            budget revisions.
Frequency:  Quarterly

                                                                                                             Suggested Fund Auditor
Function                                       Investors Bank & Trust          Barclays Global Investors          or Counsel
------------------------------------     ---------------------------------   -----------------------------   ----------------------
Receive and coordinate payment of        Propose allocations of invoice      Approve invoices and
fund expenses.                           among Funds and obtain authorized   allocations of payments.
                                         approval to process payment.        Send invoices to IBT in a
Frequency:  As often as necessary                                            timely manner.



------------------------------------
  MANAGEMENT REPORTING
& TREASURY ADMINISTRATION (CONT.)
------------------------------------
Calculate periodic dividend rates to     Calculate amounts available for     Establish and maintain          C - Review dividend
be declared in accordance with           distribution.  Coordinate review    dividend and distribution       resolutions in
management guidelines.                   by management and/or auditors.      policies.  Approve              conjunction with Board
                                         Notify custody and transfer agent   distribution rates per share    approval.
                                         of authorized dividend rates in     and aggregate amounts.
                                         accordance with Board approved      Obtain Board approval when      A - Review and concur
                                         policy.  Report dividends to        required.                       with proposed
Frequency:  Quarterly                    Board as required.                                                  distributions

Calculate total return information       Provide SEC total return            Review total return
on Funds as defined in the current       calculations.                       information.
Prospectus and SAI.


Frequency:  Monthly

                                                                                                             Suggested Fund Auditor
Function                                       Investors Bank & Trust          Barclays Global Investors          or Counsel
------------------------------------     ---------------------------------   -----------------------------   ----------------------
Prepare responses to major industry      Prepare, coordinate as necessary,   Identify the services to
questionnaires.                          and submit responses to the         which the Funds report.
                                         appropriate agency.                 Provide information as
Frequency:  As often as necessary                                            requested.



Prepare disinterested trustee Form       Summarize amounts paid to           Provide social security
1099-Misc.                               directors/trustees during the       numbers and current mailing
                                         calendar year.  Prepare and mail    address for trustees.
                                         Form 1099-Misc.                     Review and approve
Frequency:  Annually                                                         information provided for
                                                                             Form 1099-Misc.

-------------------------------------
         FINANCIAL REPORTING
-------------------------------------
Prepare financial information for        Prepare selected portfolio and      Review financial information.
presentation to Fund Management and      financial information for
Board of Directors.                      inclusion in board material.

Frequency: Quarterly

                                                                                                             Suggested Fund Auditor
Function                                      Investors Bank & Trust           Barclays Global Investors         or Counsel
------------------------------------    ---------------------------------    -----------------------------  ----------------------
Coordinate the annual audit and         Coordinate the creation of           Provide past financial         A - Perform audit and
semi-annual preparation and             templates reflecting                 statements and other           issue opinion on annual
printing of financial statements        client-selected standardized         information required to        financial statements.
and notes with management, fund         appearance and text of financial     create templates, including
accounting and the fund auditors.       statements and footnotes.  Draft     report style and graphics.     A/C - Review reports.
                                        and manage production cycle.         Approve format and text as
                                        Coordinate with IBT fund             standard.  Approve
                                        accounting the electronic receipt    production cycle and assist
                                        of portfolio and general ledger      in managing to the cycle.
                                        information.  Assist in              Coordinate review and
                                        resolution of accounting issues.     approval by portfolio
                                        Using templates, draft financial     managers of portfolio
                                        statements, coordinate auditor       listings to be included in
                                        and management review, and clear     financial statements.
                                        comments. Coordinate printing of     Prepare appropriate
                                        reports and EDGAR conversion with    management letter and
                                        outside printer and filing with      coordinate production of
                                        the SEC via EDGAR.                   Management Discussion and
Frequency: Annually/semi-annually                                            Analysis.  Review and
                                                                             approve entire report.  Make
                                                                             appropriate representations
                                                                             in conjunction with audit.


------------------------------------
               LEGAL
------------------------------------

                                                                                                         Suggested Fund Auditor
Function                                     Investors Bank & Trust         Barclays Global Investors          or Counsel
------------------------------------   ---------------------------------  -----------------------------  ----------------------
Prepare agenda and board materials     Maintain annual calendar of        Review and approve board       C - Review agenda,
for quarterly board meetings.          required quarterly and annual      materials and board and        resolutions, board
                                       approvals. Prepare agenda,         committee meeting minutes.     material and board and
                                       resolutions and other board                                       committee meeting
                                       materials for quarterly board                                     minutes.  Ensure BOD
                                       meetings.  Prepare supporting                                     material contains all
                                       information and materials when                                    required information
                                       necessary.  Assemble, check and                                   that the BOD must review
                                       distribute books in advance of                                    and/or approve to
                                       meeting.  Attend board and                                        perform their duties as
                                       committee meetings and prepare                                    directors.
Frequency: Quarterly                   minutes.

Prepare and file Form N-SAR.           Prepare form for filing. Obtain    Provide appropriate            C - Review initial filing.
                                       any necessary supporting           responses.  Review and         A - Provide annual audit
                                       documents.  File with SEC via      authorize filing.              internal control letter
                                       EDGAR.                                                            to accompany the annual
                                                                                                         filing.
Frequency: Semi-annually

Prepare amendments to Registration     Prepare and coordinate the filing  Review and approve.            C - Review and approve
Statement.                             of post-effective amendments.                                     filings.
                                       Coordinate with outside printers                                  A/C - Provide consents as
Frequency: Annual update (includes     the Edgar conversion, filing with                                 appropriate.
updating financial highlights,         the SEC and printing of
expense tables, ratios) plus one       prospectus.
additional filing per fiscal year

                                                                                                          Suggested Fund Auditor
Function                                     Investors Bank & Trust          Barclays Global Investors         or Counsel
------------------------------------   ---------------------------------   -----------------------------  ----------------------
------------------------------------
          LEGAL (CONT.)
------------------------------------
Prepare Prospectus/SAI supplements.    Prepare Prospectus and SAI          Review and approve.            C - Review and approve
                                       supplements.  File with the SEC                                    filings.
                                       via Edgar.  Coordinate printing                                    A/C - Provide consents
                                       of supplements.                                                    as appropriate.

Frequency:  As often as required

Preparation and filing of 24f-2        Accumulate capital stock            Review and approve filing.     C - Approve 24f-2 Notice.
Notice.                                information and draft Form 24f-2.
                                       Notice.  File approved Form with                                   A - Review informally
                                       SEC via Edgar.                                                     when requested

Frequency:  Annually

Proxy Material/Shareholder Meetings    Prepare drafts of proxy material    Review and approve proxy.      C - Review and approve
                                       for review, file materials or                                       proxy.
                                       coordinate filing with SEC and
                                       coordinate printing.  Assist
                                       proxy solicitation firm and
                                       prepare scripts.  Attend meeting
                                       and prepare minutes.
Frequency: As needed

                                                                                                          Suggested Fund Auditor
Function                                     Investors Bank & Trust          Barclays Global Investors         or Counsel
------------------------------------   ---------------------------------   -----------------------------  ----------------------
Assist in updating of fidelity bond    Make annual filing of fidelity      Obtain required fidelity
insurance coverage.                    bond insurance material with the    bond insurance coverage.
                                       SEC.                                Monitor level of fidelity
                                                                           bond insurance maintained
Frequency:  Annually                                                       in accordance with required
                                                                           coverage.


------------------------------------
           LEGAL (CONT.)
------------------------------------
Respond to regulatory audits.          Compile and provide documentation   Coordinate with regulatory     C - Provide consultation
                                       pursuant to audit requests.         auditors to provide            as needed.
Frequency:  As needed (at least        Assist client in resolution of      requested documentation and
annually)                              audit inquiries.                    resolutions to inquiries.

                                                                                                          Suggested Fund Auditor
Function                                     Investors Bank & Trust          Barclays Global Investors         or Counsel
------------------------------------   ---------------------------------   -----------------------------  ----------------------
------------------------------------
                  TAX
------------------------------------
Prepare income tax provisions.         Calculate investment company        Provide transaction            A - Provide consultation
                                       taxable income, net tax exempt      information as requested.      as needed in establishing
                                       interest, net capital gain and      Identify Passive Foreign       positions to be taken in
                                       spillback dividend requirements.    Investment Companies           tax treatment of
                                       Identify book-tax accounting        (PFICs).  Approve tax          particular issues.
                                       differences.  Track required        accounting positions to be     Perform review in
                                       information relating to             taken.  Approve provisions.    conjunction with the
Frequency:  Annually                   accounting differences.                                            year-end audit.

                                                                                                           Suggested Fund Auditor
Function                                  Investors Bank & Trust            Barclays Global Investors           or Counsel
----------------------------------   ---------------------------------     ---------------------------   -------------------------
Calculate excise tax distributions   Calculate required distributions      Provide transaction           A - Provide consultation
                                     to avoid imposition of excise tax.    information as requested.     as needed in establishing
                                        - Calculate capital gain net       Identify Passive Foreign      positions to be taken in
                                            income and foreign currency    Investment Companies          tax treatment of
                                          gain/loss through October 31.    (PFICs).  Approve tax         particular issues.
                                        - Calculate ordinary income and    accounting positions to be    Review and concur with
                                          distributions through a          taken.  Review and approve    proposed distributions
                                          specified cut off date.          all income and distribution   per share.
                                        - Project ordinary income from     calculations, including
                                          cut off date to December 31.     projected income and
                                        - Ascertain dividend shares.       dividend shares.  Approve
                                     Identify book-tax accounting          distribution rates per share
                                     differences.  Track required          and aggregate amounts.
                                     information relating to               Obtain Board approval when
                                     accounting differences.               required.
                                     Coordinate review by management
                                     and fund auditors.  Notify
                                     custody and transfer agent of
                                     authorized dividend rates in
                                     accordance with Board approved
Frequency: Annually                  policy.  Report dividends to
                                     Board as required.


            TAX (CONT.)
----------------------------------

                                                                                                            Suggested Fund Auditor
Function                                      Investors Bank & Trust           Barclays Global Investors          or Counsel
----------------------------------       ---------------------------------    ---------------------------  ------------------------
Prepare tax returns                      Prepare excise and RIC tax           Review and sign tax return.  A - Review and sign tax
                                         returns.                                                          return as preparer.
Frequency:  Annually

Prepare Form 1099                        Obtain yearly distribution           Review and approve
                                         information.  Calculate 1099         information provided for
                                         reclasses and coordinate with        Form 1099.
Frequency: Annually                      transfer agent.

Prepare other year-end tax-related       Obtain yearly income distribution    Review and approve
disclosures                              information.  Calculate              information provided.
                                         disclosures
                                         (i.e., dividend received
                                         deductions, foreign tax credits,
Frequency: Annually                      tax-exempt income, income by
                                         jurisdiction) and coordinate with
                                         transfer agent.

                                  Schedule C

                                 Fee Schedule*

                             Exchange Traded Funds
                                 March 8, 2000

================================================================================
                 CUSTODY, FUND ACCOUNTING, ADMINISTRATION, and
                         INSTITUTIONAL TRANSFER AGENCY
================================================================================

      Assumptions used in developing the fee schedule:

      -The launch of the 36 new funds will begin around May 1, 2000.
      -BGI will use IBT for securities lending for a minimum of 2.5 years from the date that at least 14 funds are serviced by Investors Bank.
      -BGI will use IBT for foreign exchange.
      -BGI will use IBT for custody, fund accounting, administration and transfer agency services.
      -IBT will provide accounting information to BGI for the PCF file.

================================================================================
                                    CUSTODY
================================================================================

   A. Transactions**
      --------------

      .    DTC/Fed Book Entry         $  ***
      .    Physical Securities
      .    Options and Futures
      .    GNMA Securities
      .    Principal Paydown
      .    Foreign Currency              ****
      .    Outgoing Wires
      .    Incoming Wires

** These fees assume that trade information is sent to Investors Bank electronically utilizing the same format as we are using today or electronically from NSCC. For non-automated DTC/Fed Book trades the per trade fee will be.

***There are no transaction charges for the use of Investors Bank Repo product. ****There are no transaction charges for F/X contracts executed by Investors Bank.

   B. Foreign Subcustodian Fees
      -------------------------

      . Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the global custody fees below. Local duties, script fees, reclaims, registration, exchange fees, and other market charges are out-of-pocket.

      . Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.

                                            Per
                   Basis Point            Trade
Country                 Charge           Charge
-------                 ------           ------
Australia                                   $
Austria                                     $
Belgium                                     $
Canada                                      $
Euroclear                                   $
France                                      $
Germany                                     $
Hong Kong                                   $
Italy                                       $
Japan                                       $
Malaysia                                    $
Mexico                                      $
Netherlands                                 $
Singapore                                   $
Spain                                       $
Sweden                                      $
Switzerland                                 $
UK                                          $
Brazil                                      $
Korea                                       $
South Africa                                $
Taiwan                                      $
Thailand                                    $

Denmark                                     $
Finland                                     $
Ireland                                     $
Norway                                      $
Portugal                                    $

================================================================================
              FUND ACCOUNTING, ADMINISTRATION and TRANSFER AGENCY
================================================================================

   B.   Fund Accounting, Calculation of N.A.V., Administration and Transfer
        -------------------------------------------------------------------
        Agency
        ------

        . The following basis point fee is based on all assets for which we are fund accountant, administrator and transfer agent. This amount does not include transactions.


                                                       Annual Fee
                                                    -----------------
        First $  billion in assets                  ___  Basis Points
        Next $  billion in assets                   ___  Basis Points
        Next $  billion in assets                   ___  Basis Points
        Assets in excess of $   billion             ___  Basis Points

       . There will be an incremental __ basis point fee on each global portfolio.

       .   There will be a yearly complex minimum of $          which includes
           36 funds. For each new fund beyond 36 the complex minimum will
           increase by $        (This fee does not include transactions or
           global custody). The $    million complex minimum will be billed
           monthly beginning on May 1, 2000. Any additional basis point fees owed to Investors Bank will be calculated at the end of the first 12 month period (April 31, 2001) based on the above fee schedule and the end of month assets for each of the previous 12 months (May 1, 2000 to April 31, 2001). After the initial 12 months, the complex minimum or basis points, whichever is larger, will be billed on a monthly basis.

       .   The monthly minimum fee of $        will be billed starting on May 1,
           2000. Also, Barclays Global Investors agrees to pay Investors Bank
           $    million in calendar year 2000.


================================================================================
                                 MISCELLANEOUS
================================================================================

  A.  Out-of-Pocket
      -------------

      . The charges next to each section are for proforma purposes only. Actual charges may vary.

      . These charges consist of:
          -Third Party Review ($   /fd/yr)  -InvestView
          -Legal Expenses                   -Customized Reporting
          -Printing, Delivery & Postage     -Non-Standard Transmissions/Extracts
          -Extraordinary Travel Expenses    -Blue Sky ($   /permit)
          -Forms and Supplies               -Microfiche
          -Pricing (per security/fund/day $  equities, $ bonds, $
           int'l)
          -Telecommunications (Per month/fund dom $     , int'l $     )
          -International Verification ($  /security/fund/month)
          -Printing of shareholder reports  -Copy fitting
          -Financial statement report modification (after initially agreed upon parameters) as to style, layout or format.
          -Board meeting attendance         -Data Transmissions
          -Ad Hoc Reporting                 -Customized Statements


  B.  Domestic Balance Credit
      -----------------------

      . We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship.  The
        monthly earnings allowance is equal to   % of the 90-day T-bill rate.


  C.  Securities Lending, Cash Management and Foreign Exchange
      --------------------------------------------------------

      . The fee schedule is predicated on Investors Bank performing cash management, foreign exchange and securities lending for the portfolios. Securities lending revenue is split with the funds and Investors Bank as follows:

        $ -$   billion in assets               %/  %.    % going to the funds
        Assets in excess of $   billion        %/  %.    % going to the funds


  D.  Systems
      -------

     . The details of any systems work will be determined after a thorough business analysis. Any systems work will be billed on a time and material basis. Investors Bank provides an allowance of 10 system hours for data extract set-up and reporting extract set-up.


  E. Payment
     -------

     . The above fees will be charged against the fund's custodian checking account on the last business day of the month. All fees will be billed monthly.



* This fee schedule assumes the execution of our standard contractual agreements for a term of 3 years and utilizing Investors Bank for custody, fund accounting, transfer agent, administration and ancillary services mentioned above.